EXHIBIT (23)

                  CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (and Amendment No. 1 thereto) of Wausau-Mosinee Paper Corporation relating to the registration of 75,000 shares of its common stock, no par value, in connection with the Wausau -Mosinee Paper Corporation Salaried Savings and Investment Plan (the "Plan") of our report dated June 19, 1998 appearing in Plan's annual report on Form 11-K for the year ended December 31, 1997.




                                   WIPFLI ULLRICH BERTELSON LLP

                                   WIPFLI ULLRICH BERTELSON LLP

 June 29, 1998
 Wausau, Wisconsin